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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Genesis has the following consolidated subsidiaries, each of which is wholly-owned. The German subsidiaries are in liquidation.

              Name                               Jurisdiction
              ----                               ------------

GenCoat Inc.                                     Delaware

GenInternational Inc.                            Delaware

GenSystems Inc.                                  Delaware

GenSystems Services Inc.                         Delaware

GFG Corporation                                  Wisconsin

H-V Asset Management Corp.                       Delaware

H-V Equipment Company                            Pennsylvania

H-V Mill Roll Services Inc.                      Pennsylvania

H-V Roll Center Inc.                             Pennsylvania

H-V Technical Servcies Inc.                      Delaware

Herr-Voss Corporation                            Pennsylvania

Herr-Voss Industries Inc.                        Pennsylvania

Monarch Ohio, Inc.                               Ohio

Precision Industrial Corporation                 Delaware

Salem International Services, Inc.               Pennsylvania

WLT Corporation                                  Pennsylvania

Monarch Werkzeugmaschinen GmbH                   Germany

Stamco Depiereux GmbH                            Germany

Monarch Busch GmbH                               Germany

Stamco (U.K.), Ltd.                              United Kingdom



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Monarch Machine Tool International, Inc. (FSC)   Barbados, West Indies

GFG International Corporation (FSC)              Virgin Islands

GFG Peabody Ltd.                                 United Kingdom

H-V Foreign Sales Corporation                    Virgin Islands

Herr-Voss Limited                                United Kingdom

Mazuinas Operatrizes Monarch LTDA                Brazil

Salem Engineering Company Limited                United Kingdom

Salem Engineering Limited                        United Kingdom




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